APPLICATION
GLENBROOK VARAIBLE ANNUITIES
GLENBROOK PROVIDER ULTRA AND GLENBROOK PROVIDER ADVANTAGE

GLENBROOK LIFE
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A Member of Allstate Financial Group



GLAR246SUNCW  05/01
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GLENBROOK LIFE                           FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
---------------                          Issued by:  Glenbrook Life and Annuity Company
A Member of Allstate Financial Group                 PO Box 94042, Palatine, Illinois 60094
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1.   Select Product

//  Glenbrook Provider Ultra    //  Glenbrook Provider Advantage
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2.   Owner(s)

Name ______________________________     //M  //F  Birthdate ___/___/___
Address____________________________     Soc. Sec. No. ____-____-____
               Street
___________________________________     Phone No. (   ) _______________
               City      State  Zip
Name ______________________________     //M  //F  Birthdate ___/___/___
Address____________________________     Soc. Sec. No. ____-____-____
               Street
___________________________________     Phone No. (   ) _______________
               City      State  Zip     Relationship to Other Owner __________
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3.   Annuitant
Leave blank if Annuitant is the same
as sole Owner; otherwise complete.

Name ______________________________     //M  //F  Birthdate ___/___/___
Address____________________________     Soc. Sec. No. ____-____-____
               Street
___________________________________     Phone No. (   ) _______________
               City      State  Zip
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4.   Beneficiary(ies)

Primary   Contingent               Name           Relationship to Owner              %
  //          //         _____________________    _________________________        _____
  //          //         _____________________    _________________________        _____
  //          //         _____________________    _________________________        _____
  //          //         _____________________    _________________________        _____
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5.   Death Benefit Options

Choose one or any combination of the following:

Base Contract + //  No Rider; or // Enhanced Death Benefit Rider; or // Enhanced Earnings Death
Benefit Rider; or // Income Benefit Rider
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6.   Purchase Payment/
     Variable Account
     Plan Options

Initial Purchase Payment $ _____
Please allocate the above amount in $ or % (circle one) to the Variable Sub-Account specified below:
Total must equal 100%

AIM V.I. FUNDS                               MFS                                 PUTNAM (Cont.)
// AIM V.I. Balanced Fund             ___    // MFS Emerging                     // Putnam VT New Value Fund        ___
// AIM V.I. Capital                             Growth Series               ___  // Putnam VT Voyager Fund II       ___
   Appreciation Fund                  ___    // MFS Investors
// AIM V.I. Growth Fund               ___       Trust Series                ___  STI CLASSIC FUNDS
// AIM V.I. Growth and                       // MFS New Discovery Series    ___  // STI Capital
   Income Fund                        ___    // MFS Research Series         ___     Appreciation Fund               ___
// AIM V.I. High Yield Fund           ___    // MFS Utilities Series        ___  // STI Growth and
// AIM V.I. Value Fund                ___                                           Income Fund                     ___
                                             OPPENHEIMERFUNDS                    // STI International
FEDERATED                                    // Oppenheimer Agressive               Equity Fund                     ___
// Federated Prime                              Growth Fund/VA              ___  // STI Investment Grade
   Money Fund II                      ___    // Oppenheimer Capital                 Bond Fund                       ___
                                                Appreciation Fund/VA        ___  // STI Mid-Cap Equity Fund         ___
FIDELITY-SERVICE CLASS 2                     // Oppenheimer Global               // STI Quality Growth
// Fidelity VIP Contrafund                      Securities Fund/VA          ___     Stock Fund                      ___
   Portfolio                          ___    // Oppenheimer Main Street          // STI Small Cap Value
// Fidelity VIP Equity-Income                   Growth & Income Fund/VA     ___     Equity Fund                     ___
   Portfolio                          ___    // Oppenheimer Multiple             // STI Value Income
// Fidelity VIP Growth                          Strategies Fund/VA          ___     Stock Fund                      ___
   Portfolio                          ___    // Oppenheimer Strategic
// Fidelity VIP High                            Bond Fund/VA                ___  DCA Fixed Account
   Income Portfolio                   ___    PUTNAM                              (Subject to state availability)
// Fidelity VIP Index 500             ___    // Putnam VT Diversified            // Short Term DCA                  ___
// Fidelity VIP                                 Income Fund                 ___  // Extended Short
   Overseas Portfolio                 ___    // Putnam VT Growth and
                                                Income Fund                 ___  GUARANTEE PERIODS
FRANKLIN TEMPLETON-CLASS 2 FUNDS             // Putnam VT Growth                 (not available in MD, OR, PR, TX, WA)
// Templeton Global Income                      Opportunities Fund          ___  // 1 Year Guarantee Period         ___
   Securities Fund - Class 2          ___    // Putnam VT Health                 // 3 Year Guarantee Period         ___
// Templeton Growth                             Science Fund                ___  // 5 Year Guarantee Period         ___
   Securities Fund - Class 2          ___                                        // 7 Year Guarantee Period         ___
                                                                                 // 10 Year Guarantee Period        ___
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7.   Tax Qualified Plan

// Yes  // No       (If Yes, complete the following.)

     // Traditional IRA or    // Roth IRA    // SEP    // Other ______________
     // Rollover              // Transfer    // Contribution $____________ Contribution Year ________
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8.   Replacement Information

Do you have any existing annuity or life insurance contracts?  // Yes  // No
Will this annuity replace or change any existing annuity or life insurance?  // Yes  // No
(If Yes, complete the following and appropriate form(s), i.e. 1035 Exchange or IRA/TSA Transfer plus any applicable state replacement form.)

Company ___________________________________  Policy No. ______________________
Date Policy Issued ________________________
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9.   Dollar-Cost Averaging Program
     (Subject to State Availability)

// Short Term Dollar Cost Averaging Fixed Account
   Money will be transferred in equal monthly installments for ____ months.*
// Extended Short Term Dollar Cost Averaging Fixed Account
   Money will be transferred in equal monthly installments for ____ months.*
// Money Market
   Please transfer $______ from the Money Market Sub-Account each month starting __/__/__.

*Contact Glenbrook for current transfer periods offered.

Please allocate the DCA Account amount to the sub-accounts specified below:

Note:  Dollar-Cost Averaging into the Fixed Accounts is not available.

This agreement ends automatically when the account value in the sub-account selected above has been depleted.

     Sub-account              % or $              Sub-account              % or $

_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
                                                                      Total = 100%
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10.  Automatic Porfolio Rebalancing Program

Please complete a transfer between the Variable Sub-accounts to achieve the ending percent allocation below.
Please complete this transfer on a: // Monthly // Quarterly // Semi-annually // Annually
None of the money allocated to the MVA or DCA Fixed Accounts will be transferred as a result of this rebalancing program.
Please begin the Rebalancing Program on ___/___/___.
// Keep in effect until notified otherwise.  // Stop the Rebalancing Program on __/__/__.

     Sub-account              % or $              Sub-account              % or $

_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______

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11.  Automatic Additions Program

I authorize Glenbrook Life and Annuity Company (Glenbrook) to begin automatic debits from the account designated below. The funds withdrawn from this account shall be added to my annuity as an Automatic Addition (Purchase Payment) to the sub-accounts specified below:

The debit amount is $__________________.  The debits should begin in _______________
                                                                        (Month)
Debit my (check one)     // Checking Account      // Savings Account
on the (check one) // 5th day or // 25th date  of each (check one)  // Month or // Quarter

Financial Institution _______________________________________
Address _____________________________________________________
ABA No. _____________________________  Acct. No. ____________

Please allow three business days for the payment to be credited to your annuity.

          A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED.

// Keep the Automatic Addition Program in effect until notified otherwise. // Stop the Automatic Addition Program on ___/___/___.

     Sub-account              % or $              Sub-account              % or $

_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
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12.  Systematic Withdrawal Authorization

I hereby authorize Glenbrook Life and Annuity Company to make withdrawals of the amount indicated below. I understand that withdrawals may result in taxable income and, prior to owner's age of 59 1/2, may be subject to a 10% federal penalty. Up to 15% of purchase payments may be withdrawn each contract year. Withdrawals that exceed 15% may be assessed a withdrawal charge.

Please check frequency:  // Monthly  // Quarterly  // Semi-Annually  // Annually

Start Date:  __/__/__

// Gross partial withdrawal. The check may differ from the requested amount due to applicable charges, adjustements or income tax withholding.
   Gross Amount:  $________.

// Net partial withdrawal. The check amount will equal the requested amount. The Account Value will be reduced to reflect the amount received, as well as applicable charges, adjustements and income tax withholding. Net Amount: $ ___

Specify percentage or dollar amount to be withdrawn from each sub-account.

     Sub-account              % or $              Sub-account              % or $

_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______
_______________________       ______         ______________________        ______

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12a. Withholding Election (Required)

// I do want to have ____% federal tax withheld. If no percentage is indicated, 10% will be withheld.

// I do not want to have federal income tax withheld. Federal income tax will be withheld unless this box is checked.

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12b. Direct Deposit

Please deposit the above amount to: (check one) // Checking Account  // Savings Account

Financial Institution _______________________________________
Address _____________________________________________________
ABA No. _____________________________  Acct. No. ____________

Please allow two business days for the payment to be credited to your account.

          A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED

If, instead of a direct deposit, you wish to have a check mailed to you, complete the following:

Payee's Name ________________________ Acct. No.* __________________________
                                                       *If applicable
Address ___________________________________________________________________

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Notice of Withholding

You may elect to have federal income tax withheld from the taxable portion of your distribution by contacting Glenbrook Life and Annuity Company. A withholding election will remain in effect until revoked, which you may do at any time. If you do not make payments of estimated tax, and do not have enough tax withheld, you may be subject o penalties under the estimated tax rules. GA residents: If you chose to have federal income tax withheld, depending on the type of distribution, the laws of your state may require that state income tax be withheld. The withholding rate on withdrawals, which are not distributions from a plan qualified under Internal Revenue Code Sections 401 or 403(b), is 10% of the taxable portion of the withdrawal. Distributions from a plan qualified under Internal Revenue Code Section 401 or 403(b) may be subject to 20% withholding. If you request such a distribution, you will receive a notice outlining the applicable rules.

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13.  Special Instructions

//  I would like to receive a Statement of Additional Information (SAI).

___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

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14.  Signature(s)

If this application is declined, Glenbrook Life and Annuity Company will have no liability except to return the purchase payment. I understand that any distribution from a Fixed Account prior to the end of a guarantee period may be subject to a Market Value Adjustment, which may be negative or positive. I understand that annuity values and income payments based on the investment experience of a variable account are variable and are not guaranteed as to dollar amount. I have received the current prospectus for this variable annuity. I have read the above statements and any applicable fraud warning for my state. I represent that the information I have provided is complete and true to the best of my knowledge and belief.

Signed at ______________________________  Date __/__/__
          City           State
Owner(s) Signature(s)___________________________________________
                     ___________________________________________
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15.  Agent Use Only

To the best of my knowledge, the insured has an existing annuity of life insurance?  // Yes  // No
Will the annuity applied for replace or change any existing annuity or life insurance?  // Yes  // No

Agent Name (Please print) ___________________________ Phone No. (  ) ___-____
Agent Signature _____________________________________ Soc. Sec. No. ____-____-____
Florida License ID Number ___________________________ Agent Option [A][B][C][D][E]

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                             IMPORTANT INFORMATION

For applicants in the District of Columbia: Warning: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For applicants in Georgia: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or on an application containing any false, incomplete, or misleading information may be guilty of a felony of the third degree.

For applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or on an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

o    Annuities are not insured by the Federal Deposit Insurance Corporation
(FDIC) or any other agency of the United States or the Bank.

o Annuities are not deposits or obligation of, or guaranteed by, any bank or an affiliate of any bank.

o The financial institution does not guarantee performance by the insurer issuing the annuity.

o Variable annuities involve investment risk, including the possible loss of value.

o Variable annuities are NOT protected by the Securities Investor Protection Corporation (SIPC) as to the loss of the principal amount invested.



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Mailing Address:         Glenbrook Life and Annuity Company      Sales Support: AFDinc: 1-877-254-0772
                         P.O. Box 94042
                         Palatine, Illinois  60094

Overnight Address:       Glenbrook Life and Annuity Company      Customer Service: 1-888-755-5275
                         300 N. Milwaukee Avenue
                         Vernon Hills, Illinois  60061




Allstate Financials of the marketing name for Allstate Life Insurance Company, its affiliates and subsidiaries. The Glenbrook Provider Ultra and Glenbrook Provider Advantage Variable Annuities are flexible premium deferred variable annuities issued by Glenbrook Life and Annuity Company and underwritten by ALFS, Inc. Both are subsidiary affiliates of Allstate Life Insurance Company, headquartered in Northbrook, Illinois. The Glenbrook Provider Ultra and Glenbrook Provider Advantage Annuities are sold through agreements with unaffiliated registered representatives, broker-dealers, and bank employees who are licensed annuity representatives.


IMSA
Insurance Marketplace Standards Association

Membership Promotes Ethical Market Conduct for Individual Life Insurance and Annuities




GLAR246SUNCW   5/01

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